UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

Commerce.com, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-39423	46-2707656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11920 Alterra Parkway

D11 / Suite 100

8th Floor

Austin, Texas 78758

(Address of principal executive offices, including zip code)

(512) 865-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series 1 Common Stock, $ 0.0001 par value per share	CMRC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 2.02 Results of Operations and Financial Condition

On January 7, 2026, Commerce.com, Inc. (the “Company”) reaffirmed its financial outlook for the fourth quarter and full year of fiscal 2025, as provided in a press release issued November 6, 2025, that was previously furnished as Exhibit 99.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on November 6, 2025.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 31, 2025, the Company committed to a plan (the “Plan”) to realign the Company’s current workforce with the Company’s on-going cost structure. The decision to implement the Plan is based on continuous improvement efforts to optimize operational costs and efficiencies across fiscal 2026 intended to better position the Company for continued profitable revenue growth.

The Company recorded an expense of approximately $7.4 million in connection with the Plan during the fourth quarter of fiscal 2025 and estimates an additional $6.5 million in fiscal 2026, which are primarily related to severance payments, professional services, and other related costs. The Company expects the Plan to have an operating cash flow impact of approximately $3.4 million in the first quarter of fiscal 2026 and $12.2 million in total for fiscal year 2026. The Company expects that the Plan will be substantially completed during fiscal 2026. The expenses the Company expects to incur are subject to assumptions, and actual expenses may differ from the estimates disclosed above.

The Company may incur other expenses or cash outflows not currently contemplated due to unanticipated events that may occur as a result of or in connection with the Plan. The Company intends to exclude these charges from its Non-GAAP financial measures, including Non-GAAP Operating Income (Loss), Adjusted EBITDA and Non-GAAP Net Income (Loss).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

On January 1, 2026, Daniel Lentz, the Company’s Chief Financial Officer, was appointed to the additional role of Chief Operating Officer. Mr. Lentz will continue to serve as Chief Financial Officer of the Company, which position he has held since July 2023. There will be no change in Mr. Lentz’s current compensation as a result of his assumption of the role of Chief Financial Officer & Chief Operating Officer.

There is no arrangement or understanding between Mr. Lentz and any other person pursuant to which Mr. Lentz was appointed as Chief Operating Officer and Mr. Lentz has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. No family relationship exists between Mr. Lentz and any other director or executive officer of the Company. The information required to be disclosed pursuant to Item 401(e) of Regulation S-K is incorporated herein by reference to the Definitive Proxy Statement filed by the Company with the Commission on April 2, 2025.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including the Company’s estimates of the amount and timing of charges that it expects to incur in the Plan, and the benefits that the Company anticipates from the Plan. These forward-looking statements are based on the Company’s current beliefs and expectations, and are subject to inherent risks and uncertainties. Actual results could differ materially, and therefore you should not place undue reliance on any forward-looking statements. Risks include, but are not limited to, that the Plan could cost more than anticipated, that the Plan could negatively affect the Company’s ability to recruit and retain skilled personnel, that the Plan could negatively affect the Company’s business operations, as well as the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent reports on Form 10-K and Form 10-Q. The Company assumes no obligation to update any such forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commerce.com, Inc.

Date: January 7, 2026	By:	/s/ Hubert Ban
Hubert Ban
Senior Vice President